The New World Power Corporation

                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)

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
                                                              For The Three Months                    For The Nine Months
                                                               Ended September 30,                    Ended September 30,
                                                             -----------------------                -----------------------
                                                             2000               1999                2000               1999
                                                             ----               ----                ----               ----
BASIC EARNINGS:

Net Income                                                $    925,663        $    152,397       $  1,083,467        $    231,406
                                                          ============        ============       ============        ============

Weighted average number of common shares outstanding         5,146,625           3,797,912          4,903,246           3,797,912
                                                          ------------        ------------       ------------        ------------

BASIC EARNINGS PER COMMON SHARE                               $ .18               $ .04              $ .22               $ .06
                                                              =====               =====              =====               =====

DILUTED EARNINGS:

Net Income                                                $    925,663        $    152,397       $  1,083,467        $    231,406
                                                          ============        ============       ============        ============

SHARES:

Weighted average number of common shares outstanding         5,146,625           3,797,912          4,903,246           3,797,912

Stock options                                                   48,718              -                  16,239              -
                                                          ------------        ------------       ------------        ------------

Weighted average number of common shares
outstanding as adjusted                                      5,195,343           3,797,912          4,919,485           3,797,912
                                                          ------------        ------------       ------------        ------------

DILUTED EARNINGS PER COMMON SHARE                             $ .18               $ .04              $ .22               $ .06
                                                              =====               =====              =====               =====
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